                                                                    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Harte Hanks, Inc. and Subsidiaries of our report dated March 19, 2020, relating to the consolidated financial statements which appear in the Annual Report on Form 10-K of Harte Hanks, Inc. for the year ended December 31, 2019.

/s/ Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts

August 3, 2020